Exhibit 10.6

FORM OF

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

ARES MANAGEMENT, L.P.,

ARES MANAGEMENT GP LLC,

ARES OWNERS HOLDINGS L.P.,

AREC HOLDINGS LTD.,

ALLEGHANY INSURANCE HOLDINGS LLC,

AND

THE HOLDERS OF SECURITIES

PARTY HERETO

[•], 2014

i

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2014 (the “Effective Date”), by and among (i) Ares Management, L.P, a Delaware limited partnership (the “Issuer”), (ii) Ares Management GP LLC, a Delaware limited partnership (“Ares GP”), (iii) Ares Owners Holdings L.P., a Delaware limited partnership (“Ares LP”), (iv) AREC Holdings Ltd., a Cayman exempted corporation (“AREC”), (v) Alleghany Insurance Holdings LLC, a Delaware limited liability company (“Alleghany” and, together with AREC, the “Minority Investors”) and (vi) each other holder of equity interests in any Company who hereafter delivers a written agreement to be bound by the terms hereof in the form of Exhibit A.  Certain capitalized terms used herein are defined in Section 5.1.

WHEREAS, Ares Holdings Inc., Ares Holdings LLC, Ares Investments LLC, Ares Partners Management Company LLC and the Minority Investors previously entered into an Investor Rights Agreement, dated as of May 24, 2007, as amended on June 10, 2010, July 31, 2012 and July 31, 2013 (the “Original Investor Rights Agreement”); and

WHEREAS, the parties hereto now desire to amend and restate the Original Investor Rights Agreement as hereinafter set forth.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
INFORMATION RIGHTS

1.1                               Observer Rights.  Prior to the Cut-off Date, each of AREC and Alleghany shall have the right to designate a single representative, reasonably acceptable to Ares GP, to attend (in person or by means of telephonic conference) all meetings (each, a “Board Meeting”) of the board of directors (or equivalent governing body) of Ares GP (the “Board of Directors”), in a non-voting observer capacity (each such representative, an “Observer”).  The Board of Directors shall invite each Observer to attend its Board Meetings and provide to such Observer copies of all notices, minutes, and consents that it provides to the members of the Board of Directors in their capacity as such at the same time such materials are provided to such members; provided, that (a) such Observer shall have executed and delivered a customary confidentiality agreement provided by the Issuer pursuant to which such Observer has agreed in writing to hold in confidence and trust all such materials and other information provided at, or in connection with, any such Board Meeting; and (b) Ares GP may exclude such Observer from access to any materials or attendance at any Board Meeting or portion thereof if such access or attendance (i) would reasonably be expected to affect the attorney-client privilege between any Entity and its counsel in an adverse manner, or (ii) would reasonably be expected to violate any other confidentiality obligation of any Entity.

1.2                               Confidentiality.

(a)                                 Without limiting any other confidentiality obligation such Minority Investor may have to the Companies, their respective Affiliates or any Investment Fund, each Minority Investor shall, and shall cause each of its Representatives to, hold in confidence and not use (other than to negotiate, monitor and evaluate its investment in the Issuer or the Ares

Operating Group or in connection with a dispute) or disclose to any Person (other than its Representatives) any information (with respect to each party, “Confidential Information”) provided by or on behalf of a party or any of its respective Representatives to such Minority Investor or any of its Representatives directly or indirectly in connection with or as a result of (i) its investment in the Issuer or the Ares Operating Group (or any predecessor entity), (ii) such Minority Investor’s rights under this Agreement (including any information received by a Board Observer) or the Original Investor Rights Agreement or (iii) such Minority Investor’s evaluation of any of its current or future investments in the Issuer or the Ares Operating Group or an existing or proposed Investment Fund or Co-invest Fund.  Confidential Information will not include any information that (w) is or becomes generally available to the public other than as a result of a disclosure by a Minority Investor in violation of this Agreement, (x) was already known to such Minority Investor prior to its disclosure to such Minority Investor or any of its Affiliates or any of their respective Representatives by or on behalf of a Company or its Affiliates or any of their respective Representatives from a source that is not bound by a confidentiality agreement or other obligation of confidentiality with respect to such information, (y) was independently generated by such Minority Investor without the use of Confidential Information or (z) becomes available to such Minority Investor from a source (other than any of the Entities, any of their respective Affiliates or any Representative of any of the foregoing) that, to the Minority Investor’s knowledge, is not bound by a confidentiality agreement or other obligation of confidentiality with respect to such information.

(b)                                 Each party hereto shall not, and shall cause each of its controlled Affiliates not to, make reference to another party or its equityholders in any press release, public disclosure, public notice or public publication, in each case, directly or indirectly relating to the matters contemplated hereby or such party’s ownership of Common Units or Ares Operating Group Units, without the prior written consent of such party; provided that each party may make any such reference (i) as is required by applicable Law, any Governmental Authority or an Approved Exchange or (ii) in connection with any dispute.

(c)                                  If a Minority Investor is obligated under the Issuer LP Agreement to provide Confidential Information regarding such Minority Investor or its Affiliates to the Issuer, the Issuer shall (i) keep such information confidential, except as may be required by applicable Law, any Governmental Authority or an Approved Exchange, but only after providing such Minority Investor, to the extent practicable and legally permissible, with prior written notice and an opportunity to limit or eliminate such disclosure by seeking a protective order or other appropriate remedy and (ii) at the request of such Minority Investor, reasonably cooperate with such Minority Investor in seeking such protective order or other appropriate remedy.

(d)                                 Notwithstanding the foregoing, each Minority Investor may disclose any Confidential Information that is required by applicable Law to be disclosed, but only after providing the Issuer or the other Minority Investor, as applicable, to the extent practicable and legally permissible, with prior written notice and an opportunity to limit or eliminate such disclosure by seeking a protective order or other appropriate remedy.

(e)                                  No party will be liable for any punitive, exemplary, special damages or lost profit in connection with a breach of its obligations under this Section 1.2.

ARTICLE II
TRANSFERS OF SECURITIES

2.1                               Restrictions on Transfer of Interests.

(a)                                 (i) Prior to the first anniversary of the Effective Date, AREC shall not Transfer any of its equity interests in the Issuer and (ii) after the first anniversary and prior to the second anniversary of the Effective Date, AREC shall not Transfer more than 50% of the number of equity interests it owns as of the Effective Date in the Issuer, in the case of each of clauses (i) and (ii), except as may be contemplated pursuant to Article III or to a Permitted Transferee; provided, that such Permitted Transferee continues to be an Affiliate of AREC at all times following such Transfer until the second anniversary.  The foregoing volume restriction on Transfers of interests shall expire on the second anniversary of the Effective Date.

(a)                                 (i) Prior to the first anniversary of the Effective Date, Alleghany shall not Transfer any of its equity interests in any entity that is a member of the Ares Operating Group or the Issuer and (ii) after the first anniversary and prior to the second anniversary of the Effective Date, Alleghany shall not Transfer more than 50% of the number of equity interests it owns as of the Effective Date in any entity that is a member of the Ares Operating Group, in the case of each of clauses (i) and (ii), except as may be contemplated pursuant to Article III or to a Permitted Transferee; provided, that such Transferee continues to be an Affiliate of Alleghany at all times following such Transfer until the second anniversary.  The foregoing volume restriction on Transfers of interests shall expire on the second anniversary of the Effective Date.

ARTICLE III
REGISTRATION RIGHTS

3.1                               Demand Registrations.

(a)                                 Requests for Registration.  Subject to the provisions of this Article III, at any time or from time to time, each of (i) AREC (the “AREC Demand Right”), (ii) Ares LP (on its behalf and on behalf of its direct or indirect limited partners that agree to be bound by the obligations of Ares LP under this Agreement with respect to such registration), and (iii) Alleghany (the “Alleghany Demand Right”), shall have the right to request registration under the Securities Act of the sale of all or any portion of the Registrable Securities held by such Securityholders (in each case, the “Initiating Holders”), including, in the case of Ares LP, by its direct or indirect limited partners that agree to be bound by the obligations of Ares LP under this Agreement with respect to such registration, by delivering a written notice to the principal business office of the Issuer, which notice identifies the Initiating Holders and specifies the number of Registrable Securities to be included in such registration (a “Demand Registration”).  Subject to the restrictions set forth in Section 3.1(c), the Issuer shall, as soon as practicable but in no event later than 90 days after it receives a Demand Registration request, file a registration statement under the Securities Act on any form available to the Issuer.

(b)                                 Priority on Demand or Shelf Registration or Underwritten Shelf Takedowns.  If the sole or managing underwriter of a public offering pursuant to a Demand Registration, Shelf Registration or Underwritten Shelf Takedown advises the Issuer that the number of Registrable Securities to be included exceeds the number of Registrable Securities that can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that shall be paid in such offering or the marketability thereof, the Issuer shall include in such registration the greatest number of Registrable Securities proposed to be registered by the Holders, which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that shall be paid in such offering or the marketability thereof, ratably among the Holders requesting registration (whether requested to be registered pursuant to Section 3.1 or Section 3.2), based on the respective amounts of Registrable Securities held by each such Holder.

(c)                                  Restrictions on Demand Registrations.  Except as otherwise provided in this Section 3.1(c), the Issuer shall not be obligated to effect (i) more than three Demand Registrations and Underwritten Shelf Takedowns, in the aggregate, pursuant to the AREC Demand Right, and (ii) more than one Demand Registration or Underwritten Shelf Takedown, in the aggregate, pursuant to the Alleghany Demand Right.  The Issuer may effect a registration pursuant to any AREC Demand Right or Alleghany Demand Right on such forms available to the Issuer as it selects in its sole discretion (subject to the last sentence of Section 3.2(a)).  In addition, the Issuer shall not be obligated to effect a Demand Registration, Shelf Registration and Underwritten Shelf Takedown:  (v) prior to the first anniversary of the Effective Date pursuant to the Alleghany Demand Right or the AREC Demand Right; (w) following the first anniversary and prior to the second anniversary of the Effective Date (i) for more than 50% of the Registrable Securities held by Alleghany on the Effective Date, in the case of an Alleghany Demand Right, or (ii) for more than 50% of the Registrable Securities held by AREC on the Effective Date, in the case of an AREC Demand Right; (x) for 90 days from declaration of the effectiveness of a registration statement filed by the Issuer pursuant to this Section 3.1; (y) during the period starting with the date 30 days prior to the Issuer’s good faith estimate of the date of filing of, and ending on a date 60 days after the effective date of, a registration statement subject to Section 3.3 hereof; provided, that the Issuer is using reasonable efforts to cause such registration statement to become effective; or (z) if the Board of Directors has determined in good faith that the filing of a registration statement would require disclosure of material information which the Issuer has a bona fide business purpose for preserving as confidential (a “Valid Business Reason”).  In such event, the Issuer shall not be obligated to effect the registration until the earlier of (A) the date upon which such material information is disclosed to the public or is no longer material and (B) 90 days after the Issuer first makes such good faith determination. Notwithstanding anything to the contrary contained herein, the Issuer may not postpone or withdraw a registration statement under this Section 3.1(c) more than twice for an aggregate period of 150 days in any 12 month period.

3.2                               Shelf Registration.

(a)                                 Request for Shelf Registration. Upon the Issuer becoming eligible for use of Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities by the Holders, in the event that the Issuer shall receive from AREC, Alleghany, or Ares LP (the “Shelf Initiating Holder”), a written request that the Issuer register, under the Securities Act on Form S-3 in an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration Statement”), the sale of all or, to the extent the amount to be registered is equal to or greater than $50 million, any portion of the Registrable Securities owned by such Shelf Initiating Holder (a “Shelf Registration”), the Issuer shall give written notice of such request to all of the Holders (other than the Shelf Initiating Holder) as promptly as practicable but in no event later than 10 days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed Shelf Registration, the intended method of disposition of such Registrable Securities and any other information that at the time would be appropriate to include in such notice, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request by written notice to the Issuer, given within 5 days after its receipt from the Issuer of the written notice of such Shelf Registration; provided, that such notice shall not be required with respect to any Registrable Securities with respect to which the Issuer delivers a Shelf Takedown Notice pursuant to Section 3.2(b).  The “Plan of Distribution” section of such Form S-3 shall permit all lawful means of disposition of Registrable Securities.  With respect to each Shelf Registration, the Issuer shall (i) as promptly as practicable after the written request of the Shelf Initiating Holders, but in any event not later than 45 days after it receives a request therefor, file a registration statement and (ii) use its reasonable best efforts to cause such registration statement to be declared effective as promptly as practicable and remain effective until there are no longer any Shelf Registered Securities.  The obligations set forth in this Section 3.2(a) shall not apply if the Issuer has a currently effective Shelf Registration Statement covering all Registrable Securities.  If the Issuer is eligible to file an automatic shelf registration statement at the time a Shelf Initiating Holder requests that the Issuer effect a Shelf Registration, the Issuer shall file an automatic shelf registration statement to effect such Shelf Registration.

(b)                                 Underwritten Shelf Takedowns. Subject to Section 3.1(c) and 3.2(c), at any time and from time to time after the Shelf Registration Statement has been declared effective by the SEC, AREC, Alleghany, or Ares LP may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement (each, an “Underwritten Shelf Takedown”); provided that the Issuer shall not be required to effect a Underwritten Shelf Takedown unless the aggregate gross proceeds of the offering (including the aggregate gross proceeds to the Holders making the request to be included in a Underwritten Shelf Takedown pursuant to this Section 3.2(b) as a consequence of such Underwritten Shelf Takedown) is estimated to be equal to or greater than $50 million; provided, further, that the Issuer may take such actions (including deferring an Underwritten Shelf Takedown) as it deems necessary or appropriate to comply with its policies regarding trading windows or otherwise to coordinate the timing of such Underwritten Shelf Takedown with the Issuer’s earnings releases and SEC reporting obligations.  All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Issuer specifying the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected or desired date of such Underwritten Shelf Takedown. No later than 10 days before the anticipated effective date of the Prospectus relating to such Underwritten Shelf Takedown, the Issuer shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the “Shelf Takedown Notice”) and, subject to the provisions of Section 3.1(b), shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Issuer has received written requests from any such Holder for inclusion therein within 5 days after receipt by such Holder of the Shelf Takedown Notice.

(c)                                  Limitations on Registrations.  If the Issuer has determined in good faith that a Valid Business Reason exists, (i) the Issuer may postpone filing a registration statement relating to a Shelf Registration or effecting an Underwritten Shelf Takedown until such Valid Business Reason no longer exists and (ii) in the case of a registration statement which has been filed relating to a Shelf Registration, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement or may suspend other required registration actions under this Agreement.  The Issuer shall give written notice to all Holders joining in the request for registration or an Underwritten Shelf Takedown of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof.  The Issuer may not effect any such postponement or withdrawal due to a Valid Business Reason under this Section 3.2(c) more than twice in any twelve month period, and such postponement or withdrawal may not exceed an aggregate period of 150 days in any such twelve month period or 90 days individually.

3.3                               Incidental Registration.

(a)                                 Requests for Incidental Registration.  If the Issuer proposes to register any equity securities under the Securities Act, including registrations pursuant to Section 3.1(a), whether or not for sale for its own account (other than (i) a registration statement on Form S-4 or Form S-8 or any other form relating solely to the sale of securities to participants in an Issuer equity plan or a registration in which the only equity securities being registered are equity securities issuable upon the conversion of debt securities which are also being registered and (ii) a registration pursuant to Section 3.2(a)), the Issuer shall give written notice to each Holder at least 20 days prior to the initial filing of such registration statement with the SEC of its intent to file such registration statement and such notice shall describe the proposed registration and distribution arrangements, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request.  Upon the written request of any Holder made within 15 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Issuer shall use reasonable efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Issuer has been so requested to register by the Holders thereof.

(b)                                 Priority on Incidental Registration.  Except in the case of a Demand Registration, Shelf Registration or Underwritten Shelf Takedown (which shall be governed by Section 3.1(b)), if the sole or managing underwriter of a registration advises the Issuer in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that shall be paid in such offering or the marketability thereof, the Issuer shall include in such registration the Registrable Securities and other securities of the Issuer in the following order of priority:

(i)                                     first, to the Issuer for its own account; and

(ii)                                  second, to the Holders requesting such Incidental Registration, ratably among such Holders based on the respective amounts of Registrable Securities held by each such Holder.

(c)                                  Upon delivering a request under this Section 3.3, a Holder shall, if requested by the Issuer, execute and deliver execute such agreements as the Issuer may reasonably request to facilitate such Incidental Registration.

3.4                               Holdback Agreements.  Each Holder agrees that in connection with an underwritten offering made pursuant to this Article III (whether or not such Holder is participating in such registration), if requested by the Issuer or the managing underwriter or underwriters of such underwritten offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities or other capital stock of the Issuer (other than those included in the registration) without the prior written consent of the Issuer or such underwriters, as the case may be, for such period of time as the Issuer or such underwriters may specify; provided, that (i) any such agreement by a Minority Investor shall be on substantially similar terms to any such agreement executed by Ares LP or, to the extent applicable, the Co-Founders; and (ii) such period of time shall not exceed the shorter of (x) 90 days following the effective date of the applicable offering and (y) such other period as the underwriters may require of Ares LP or, to the extent applicable, the Co-Founders.

3.5                               Registration Procedures.  In the case of each registration effected by the Issuer pursuant to this Agreement, the Issuer will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof.  At its expense, the Issuer shall use reasonable efforts to:

(a)                                 prepare and file with the SEC a registration statement with respect to Registrable Securities requested to be included therein and use reasonable efforts to cause such registration statement to become effective as promptly as practicable and in the case of a Demand Registration, keep such registration effective for the lesser of 120 days or until the distribution contemplated in such registration statement has been completed; provided, however, that (i) before filing a registration statement or Prospectus, the Issuer shall provide counsel selected by each Holder of the Registrable Securities being registered in such registration and proposed to be sold in the offering under such Prospectus (“Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such registration statement and each such Prospectus included therein to be filed with the SEC and (ii) the Issuer shall notify the Holders’ Counsel and each Holder of Registrable Securities to be registered pursuant to such registration statement of any stop order issued or threatened by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(b)                                 promptly prepare and file with the SEC such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 3.5(a) above; provided, that in the case of a Shelf Registration, the Issuer shall keep such registration statement effective until all Registrable Securities covered by such registration statement shall have been sold, and shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)                                  furnish to the Holders of Registrable Securities being registered in such registration and proposed to be sold in the offering under such Prospectus such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), each Prospectus and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any U.S. jurisdiction;

(e)                                  register or qualify such Registrable Securities for offer and sale under the securities or “blue sky” laws of such U.S. jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 3.5(a) or 3.5(b) above, except that the Issuer shall not be required to qualify to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 3.5(e), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(f)                                   cause all Registrable Securities covered by such registrations to be listed on an Approved Exchange on which similar securities issued by the Issuer are then listed;

(g)                                  cause its independent public accountants to issue to the underwriter, if any, and the Holders, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters as the Holders’ Counsel or the managing underwriter reasonably requests with respect to underwritten offerings;

(h)                                 enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Initiating Holder, or if none, then holders of a majority of the Registrable Securities being sold or the underwriters, reasonably request to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares); provided, that the Issuer shall not be required to enter into any lock-up agreement unless requested by the underwriters, if any, in an underwritten offering, such agreement to be on terms substantially similar to that entered into by the holders selling Registrable Securities, and in any event, not longer than 90 days from the date of the final Prospectus relating to such offering;

(i)                                     in connection with an underwritten public offering, provide all reasonable cooperation, including causing appropriate officers to attend and participate in “road shows” and other information meetings organized by the managing underwriter which are customary for the type of offering contemplated, and include in the registration statement such additional information for marketing purposes as the managing underwriter reasonably requests;

(j)                                    in connection with an underwritten public offering, make available for inspection by any Securityholder during normal business hours and upon reasonable notice, any underwriters participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent retained by any such Securityholder or underwriters, all financial and other records, pertinent corporate documents and properties of the Issuer, and cause the Issuer’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Securityholder, underwriters, attorney, accountant or agent in connection with such registration statement; provided that that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Securityholders participating in such offering by one law firm designated by and on behalf of such Securityholders, which counsel the Issuer reasonably determines to be acceptable;

(k)           at the request of any Securityholder, to furnish on the effective date of the registration statement or, if the offering is underwritten, on the date that Registrable Securities are delivered to the underwriters for sale, an opinion of counsel representing the Issuer for the purposes of such registration, dated such date and addressed to the underwriters and to such requesting party, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement and the related Prospectus comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (iii) such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel;

(l)            notify each Holder, at any time a Prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the Prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing; and

(m)          take such other actions as shall be reasonably requested by any Holder.

The Issuer may require each Holder as to which any registration is being effected to furnish to the Issuer such information regarding such Holder and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration.  The Issuer may exclude from such registration the Registrable Securities of any Holder who unreasonably fails to furnish such information promptly after receiving such request.  Each Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3.5(l), such Holder shall forthwith discontinue disposition of such Registrable Securities covered by such registration statement or Prospectus until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

3.6          Underwriting Procedures.  If the Issuer or the Initiating Holder so elects, the Issuer shall use its reasonable efforts to cause the offering made pursuant to any Demand Registration to be in the form of a firm commitment underwritten public offering, and the managing underwriter or underwriters for such offering shall be an investment banking firm or firms of national reputation selected to act as the managing underwriter or underwriters of the offering in accordance with this Section 3.6 (each, an “Approved Underwriter”).  If an offering of Registrable Securities made pursuant to any Demand Registration is in the form of an underwritten public offering, the Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders shall select the Approved Underwriters; provided, however, that the Approved Underwriters shall, in any case, also be reasonably acceptable to the Issuer.

3.7          Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not any registration statement is filed or becomes effective, including (a) SEC, stock exchange and FINRA registration and filing fees, (b) all fees and expenses incurred in complying with securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (c) all printing, messenger and delivery expenses and (d) the fees, charges and expenses of the Issuer’s independent public accountants, and any other accounting fees, charges and expenses incurred by the Issuer (including any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification); provided, that the Issuer shall not be required to pay underwriters’ fees or legal fees for counsel to the selling Holders, discounts or commissions relating to Registrable Securities.

3.8          Indemnification; Contribution.

(a)           The Issuer shall indemnify and hold harmless each Holder, each of its directors, officers (and partners and managers, as applicable), each underwriter of Registrable Securities and Indemnified Affiliates of each of them, against any losses, expenses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Holder, underwriter or Indemnified Affiliate may become subject under the Securities Act or otherwise, including reasonable costs of investigation and reasonable attorney’s fees and expenses (each, a “Liability” and collectively, “Liabilities”) and will reimburse such Holders, underwriters and Indemnified Affiliates for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such Liability, in each case to the extent such Liabilities directly or indirectly arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act or any Prospectus contained therein, or any amendment or supplement thereof, or any Disclosure Package, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any such Prospectus, in light of the circumstances under which they were made, not misleading or (iii) any violation or alleged violation by the Issuer of any rule or regulation promulgated under the Securities Act or any state securities laws, and shall reimburse each such Holder, underwriter and Indemnified Affiliate for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such Liability, provided, that the Issuer shall not be liable in any such case to the extent that any Liability arises out of or is based on any untrue statement or omission based upon and in conformity with written information furnished to the Issuer by an instrument duly executed by such Holder or underwriter specifically for use therein.

(b)           Each Holder shall, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Issuer, each of its directors, officers (and partners and managers, as applicable), each underwriter, if any, of the Issuer’s securities covered by such a registration statement and each other such Holder and Indemnified Affiliates of each of them against all Liabilities arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or any Prospectus contained therein, or any amendment or supplement thereof, or any Disclosure Package or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of any such Prospectus, in light of the circumstances under which they were made, not misleading, and will reimburse the Issuer, such Holders, underwriters and Indemnified Affiliates for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such Liability, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or any Prospectus contained therein, or any amendment or supplement thereof, or any Disclosure Package, in reliance upon and in conformity with written information furnished to the Issuer by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any Person controlling such Holder, shall be liable under this Section 3.8(b) shall not in any event exceed the aggregate net proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

(c)           Each party entitled to indemnification under this Section 3.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has received written notice of any action, suit, proceeding or investigation or threat thereof as to which indemnity may be sought; provided, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that such failure resulted in actual detriment to the Indemnifying Party.

(d)           If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any Liability referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, in connection with the statements or omissions which resulted in such Liability as well as any other relevant equitable considerations.  The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information concerning the matter with respect to which the claim was asserted and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 3.8(d) shall be limited to an amount equal to the net proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Liability or any substantially similar Liability arising from the sale of such Registrable Securities).  The parties agree that it would be neither just nor equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentences.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)           The indemnification and contribution provided by this Section 3.8 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification and contribution hereunder and the expiration or termination of this Agreement.

(f)            Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

3.9          Underwritten Registrations.  No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

3.10        Lock-Up.  With respect to any underwritten offering of Registrable Securities by a Holder pursuant to Article III, the Issuer agrees to use reasonable efforts to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for such time period (up to 90 days) as may be requested by the managing underwriter.

ARTICLE IV
AMENDMENT AND TERMINATION

4.1          Amendment and Waiver.

(a)           This Agreement may not be amended, restated, modified or supplemented in any respect and the observance of any term of this Agreement may not be waived except by a written instrument executed by the Issuer, Ares LP, AREC and Alleghany; provided, that (i) the inclusion of additional parties to this Agreement in accordance with the terms of this Agreement shall not require the consent of any Minority Investor and this Agreement may be amended, restated, modified and supplemented in connection therewith to the extent (and only to the extent) such Minority Investor’s rights hereunder are not adversely affected by any such amendment, restatement, modification or supplement, it being expressly acknowledged that the grant of additional registration rights to any third party on a pari passu basis to the rights afforded herein to the Minority Investors shall not be deemed, in and of itself, to adversely affect the rights of the Minority Investors and (ii) any provision relating solely to AREC may be amended, restated, modified and supplemented without the consent of Alleghany to the extent (and only to the extent) Alleghany’s rights hereunder are not materially adversely affected by any such amendment, restatement, modification or supplement.  The Issuer shall promptly provide a copy of any such amendment, restatement, modification or supplement to each Minority Investor; provided that the failure to so furnish any such amendment, restatement, modification or supplement shall not affect the effectiveness thereof.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.2          Termination of Agreement.  This Agreement shall terminate in respect of all Securityholders (a) with the written consent of the Issuer, Ares LP and the Minority Investors and (b) following the dissolution, liquidation or winding up of the Issuer.  The termination of this Agreement shall not affect any indemnification or contribution obligations under Section 3.8, which shall survive such termination.

4.3          Termination as to a Party.  Any Person who ceases to hold any Common Units and Ares Operating Group Units shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to Section 1.2 and any indemnification and contribution obligations under Section 3.8, which shall survive).

ARTICLE V
MISCELLANEOUS

5.1          Certain Defined Terms; Terms Generally.

(a)           Cross Reference Table.  The following terms defined elsewhere in this Agreement in the Sections set forth below shall have the respective meaning therein defined:

Term	Definition
Agreement	Preamble
Alleghany	Preamble
Alleghany Demand Right	Section 3.1(a)
Approved Underwriter	Section 3.6
AREC	Preamble
AREC Demand Right	Section 3.1(a)
Ares GP	Preamble
Ares LP	Preamble
Board Meeting	Section 1.1
Board of Directors	Section 1.1
Confidential Information	Section 1.2(a)
Demand Registration	Section 3.1(a)

Term	Definition
Effective Date	Preamble
Holders’ Counsel	Section 3.5(a)
Incidental Registration	Section 3.3(a)
Indemnified Party	Section 3.8(c)
Indemnifying Party	Section 3.8(c)
Initiating Holders	Section 3.1(a)
Issuer	Preamble
Liability	Section 3.8(a)
Minority Investors	Preamble
Observer	Section 1.1
Original Investor Rights Agreement	Preamble
Shelf Initiating Holder	Section 3.2(a)
Shelf Registration	Section 3.2(a)
Shelf Registration Statement	Section 3.2(a)
Shelf Takedown Notice	Section 3.2(b)
Underwritten Shelf Takedown	Section 3.2(b)
Valid Business Reason	Section 3.1(c)

(b)           As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” when used with reference to another Person means any Person (other than any Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person.  For purposes hereof, no Investment Fund managed by any Company or Subsidiary of any Company or portfolio company of any of them shall be deemed an Affiliate of any Entity.

“Approved Exchange” means any of The New York Stock Exchange (or any successor thereto), The NASDAQ Stock Market (or any successor thereto) or any other internationally recognized stock exchange.

“Ares LP Agreement” means the Amended and Restated Agreement of Limited Partnership of Ares LP, dated as of or about the Effective Date.

“Ares Operating Group” has the meaning ascribed to such term in the Issuer LP Agreement.

“Ares Operating Group Unit” has the meaning ascribed to such term in the Issuer LP Agreement.

“Ares Partners” means Ares Partners Holdco LLC, a Delaware limited liability company.

“Ares VoteCo” means Ares Partners LLC, a Delaware limited liability company.

“Co-Founder” means each of Michael Arougheti, David Kaplan, John Kissick, Antony Ressler and Bennett Rosenthal.

“Co-invest Fund” means (i) any pooled investment vehicle formed to facilitate investments in any Investment Fund or portfolio company of an Investment Fund and (ii) any investment (whether or not through an investment vehicle) made in connection with an investment by an Investment Fund or Co-invest Fund.

“Common Units” has the meaning ascribed to such term in the Issuer LP Agreement.  For purposes of calculating the number of (i) Common Units outstanding, such number shall be deemed to include the number of Common Units that are deliverable upon (x) the exchange of all Ares Operating Group Units outstanding and (y) the grant or exercise of awards made under equity plans of the Issuer or any other Entity (whether or not then vested or subject to forfeiture) and (ii) Common Units owned by a Person, each such Person shall be deemed to own Common Units that are deliverable to such Person (or the proceeds from the sale of which are deliverable to such Person) pursuant to (x) an exchange agreement with the Issuer or any other Entity and (y) the exercise of awards made under equity plans of the Issuer or any other Entity that have vested or the restrictions thereto have lapsed as of the date of determination.

“Companies” means, collectively, the Issuer, each entity that is part of the Ares Operating Group, Ares Partners, Ares GP and Ares VoteCo.

“control” when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or other understanding (written or oral); and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Cut-off Date” means (a) with respect to AREC, the first date on which AREC owns less than 5% of the Common Units then outstanding; and (b) with respect to Alleghany, the first date on which Alleghany owns less than 5% of the Common Units then outstanding; provided that if (i) Alleghany has not Transferred any Common Units or Ares Operating Group Units (in each case, other than to a Permitted Transferee) and (ii) owns less than 5% of the Common Units then outstanding prior to the second anniversary of the Effective Date, the “Cut-off Date” with respect to Alleghany shall mean the second anniversary of the Effective Date.

“Disclosure Package” means, with respect to any offering of securities, (i) any preliminary prospectus included in the registration statement or filed with the SEC pursuant to Rule 424(a) under the Securities Act, (ii) any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act), (iii) any “road show” (as defined in Rule 433 under the Securities Act) not constituting an “issuer free writing prospectus”, (iv) any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act and (v) any other Free Writing Prospectus (as defined in Rule 405 under the Securities Act) that the parties shall expressly agree to treat as part of the Disclosure Package, in each of clauses (i) through (v), that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

“Entities” means the Companies and their respective Subsidiaries.

“equity interests” means:

(i)            with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock;

(ii)           with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and

(iii)          any warrants, rights or options to purchase any of the instruments or interests referred to in clause (i) or (ii) above.

“Exchange Agreement” means the Exchange Agreement, dated on or about the Effective Date, among the Issuer, Alleghany, Ares LP and the other parties thereto.

“Family Group” means, with respect to any individual, such individual, and such individual’s spouse, ancestors and descendants (whether natural or adopted), and any trust, partnership, limited liability company or other vehicle established and maintained for charitable, tax or estate planning purposes or for the benefit of (or the sole members, partners or beneficiaries of which are) such individual, and such individual’s spouse, ancestors and descendants (whether natural or adopted).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any foreign government, any State of the United States or any political subdivision thereof, and any court or tribunal of competent jurisdiction.

“Holder” means any holder of outstanding Registrable Securities that is a party to this Agreement.

“Indemnified Affiliate” means with respect to any Person, each other Person, if any, who controls such Person within the meaning of the Securities Act, and any partner, member, stockholder, employee, officer, director or agent of such Person or of any other Person, if any, who controls such Person.

“Investment Fund” means any (i) U.S. domiciled or offshore investment fund, pooled investment vehicle, feeder fund, collective investment scheme, investment portfolio, or alternative investment vehicle, (whether formed as a limited partnership, limited liability company, corporation, or other entity) formed for the purpose of making private equity investments, collateralized loan obligation investments, distressed investments, private debt investments or hedge fund investments, (ii) managed account or (iii) any similar contractual arrangement, in each case, for which any of the Co-Founders or any Entity is compensated for acting, directly or indirectly, as general partner, manager, managing member, investment manager, trading manager, investment advisor or in a similar capacity.  The term “Investment Fund” shall exclude any Person in a Co-Founder’s Family Group and any Co-invest Fund.

“IPO” means the initial public offering and sale of Common Units, as contemplated by the Issuer’s Registration Statement on Form S-1 (File No. 333-194919).

“Issuer LP Agreement” means the Amended and Restated Agreement of Limited Partnership of the Issuer, dated as of or about the Effective Date.

“Law” means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, code, regulation, statute, treaty or binding determination of any Governmental Authority.

“Permitted Transferee” means (a) with respect AREC, any Affiliate of AREC  that delivers to the Issuer a written agreement in the form of Exhibit A to become a Securityholder and to be bound by the terms of this Agreement to the same extent as the Transferor (unless such proposed Transferee is already so bound), and (b) with respect to Alleghany, any Affiliate of Alleghany  that delivers to the Issuer a written agreement in the form of Exhibit A to become a Securityholder and to be bound by the terms of this Agreement to the same extent as the Transferor (unless such proposed Transferee is already so bound).

“Person” means an individual, a partnership (including a limited partnership), a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.

“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit commenced, brought, conducted, or heard by or before any Governmental Authority, arbitrator or panel of arbitrators.

“Prospectus” means the prospectus that is part of any registration statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415 or Rule 430A under the Securities Act), as amended or supplemented by any amendment, pricing term sheet, “Free Writing Prospectus” (as defined in Rule 405 under the Securities Act) or prospectus supplement that is filed with the SEC, including post-effective amendments, and all material incorporated by reference in such prospectus.

“register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Issuer of their intention to offer Registrable Securities.

“Registrable Securities” means (i) any equity interests of the Issuer issued or issuable to any Securityholder, including any permitted transferee under the terms of the Exchange Agreement, (ii) any equity interests of the Issuer issued or issuable to any Securityholder upon the exchange of any Ares Operating Group Units pursuant to and in accordance with the Exchange Agreement and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in clause (i) above by way of recapitalization, exchange, contribution, merger, consolidation and/or other reorganization.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they are (w) Transferred by a Person in a transaction in which such Person’s rights under this Agreement are not properly assigned, (x) Transferred pursuant to a Rule 144 Sale, (y) Transferable by the holder thereof pursuant to Rule 144(b)(1) (or any other similar provision then in force) without limitations on volume or manner of sale but treating them as voting securities for such analysis or (z) otherwise Transferred and new certificates not bearing the legend set forth in Section 5.2(a) shall have been delivered by the Issuer and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force; provided, that if any Co-Founder is afforded registration rights in respect of any security that would otherwise be subject to clause (y) or (z), then clause (y) or (z) shall not apply to AREC.  For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise), whether or not such acquisition has actually been effected.  Notwithstanding anything herein to the contrary, until the earlier of a Minority Investor owning (1) less than 3.5% of the Common Units then outstanding or (2) equity interests in the Issuer or any entity that is a member of the Ares Operating Group, in each case, with a fair market value that is less than $150 million in the aggregate, in the case of any securities held by such Minority Investor that cease to be Registrable Securities solely by reason of clause (y) in the definition of “Registrable Securities” above, the provisions of Sections 3.2, 3.3, 3.4, 3.5, 3.7, 3.8, 3.9 and 3.10 of this Agreement and, if the Issuer is ineligible for use of Form S-3, Sections 3.1 and 3.6, of this Agreement shall continue to apply until such securities otherwise cease to be Registrable Securities.  In any such case, an “underwritten” offering or other disposition shall include any distribution of such securities on behalf of the Holder by one or more broker-dealers, an “underwriting agreement” or “underwriting arrangement” shall include any purchase agreement or other similar arrangements entered into by such broker-dealers, and any “registration statement” or “prospectus” shall include any offering document approved by the Issuer and used in connection with such distribution.

“registration statement” means any registration statement of the Issuer under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, such Person’s Affiliates, and the directors, officers, employees, advisors and representatives of such Person and its Affiliates.

“Rule 144” means Rule 144 adopted under the Securities Act.

“Rule 144 Sale” means a sale to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

“Securityholders” means Ares LP, AREC, Alleghany and each other Person (other than the Issuer) that is or may become a party to this Agreement.

“Shelf Registered Securities” means, with respect to any Shelf Registration, any Registrable Securities whose sale is registered pursuant to the registration statement filed in connection with such Shelf Registration.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency, unless such contingency has occurred or is reasonably likely to occur) to vote in the election of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a business entity other than a corporation, a majority of the total voting power of ownership interests entitled to vote in the election or appointment of the managers (or other similar governing persons) thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, (x) unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of any Company and (y) no (A) Investment Fund (or Co-invest Fund) managed by any Company or Subsidiary of any Company or (B) portfolio company of any of them shall be deemed a Subsidiary of (1) any Company or (2) any Subsidiary of any Company.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation, encumbrance or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.  The Transfer of any Person that owns a security or any interest therein shall be deemed to be a Transfer by such Person of such security or any interest therein (other than any transfers of equity interests of Alleghany Corporation, a Delaware corporation, so long as it is a publicly traded corporation).  “Transferee”, “Transferor” and similar terms have meanings correlative to the foregoing.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities.

(c)                                  All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.  Unless a clear contrary intention appears:  (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; (xi) reference to dollars or $ shall be deemed to refer to U.S. dollars; (xii) references to “days” shall be deemed to refer to calendar days, determined in accordance with local time in New York, New York; and (xiii) any obligation by any party to consult with or give advance notice to any other party prior to any action or upon the occurrence of any event shall not be deemed to grant such other party any approval, consent, dissent or other right with respect to the subject matter of such consultation or advance notice obligation.

(d)                                 It is the intention of the parties that every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party (notwithstanding any rule of law requiring an agreement to be strictly construed against the drafting party), it being understood that the parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their interests and to otherwise negotiate the provisions of this Agreement.

5.2                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

5.3                               Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements (including the Original Investor Rights Agreement) or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way; provided that nothing in this Agreement shall be deemed to terminate the Purchase Agreement, dated as of July 31, 2013, by and among Alleghany, Ares Holdings LLC and Ares Investments LLC.

5.4                               Successors and Assigns.  This Agreement shall bind and inure to the benefit of and be enforceable by the Issuer and its successors and assigns.  Except as otherwise expressly set forth herein, nothing in this Agreement shall confer on any third parties any rights or remedies under or by reason of this Agreement. The Minority Investors shall not be entitled to assign any of their rights or obligations under this Agreement without the prior written consent of Ares LP, other than to a Permitted Transferee that delivers to the Issuer a written agreement to become a Securityholder in the form of Exhibit A.  Ares LP shall not be entitled to assign any of its rights or obligations under this Agreement without the prior written consent of AREC, other than to any of its direct or indirect limited partners that deliver a written agreement in the form of Exhibit A.  Whenever this Agreement refers to an amount contemplated by this Agreement to be received by, or paid to, any party, such reference shall include such amounts received by, or paid to, successors and assigns of such party.

5.5                               Counterparts.  This Agreement or any amendment hereto may be signed in any number of counterparts (including by facsimile or pdf transmission), each of which shall be an original, but all of which taken together shall constitute one agreement or amendment, as the case may be.

5.6                               Remedies.  The parties hereto agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof or thereof and that the parties shall be entitled to seek an injunction to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof or thereof in accordance with the provisions of this Section 5.6, in addition to any other remedy to which they are entitled at law or in equity.

5.7                               Notices.  Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, mailed first class mail (postage prepaid), sent by reputable overnight courier service (charges prepaid) or sent by electronic mail to any Company at the address set forth below and to any other recipient at the address indicated on any Company’s records, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party in accordance with this Section 5.7,  Notices shall be deemed to have been given hereunder when sent by facsimile (receipt confirmed) or electronic mail (receipt confirmed), delivered personally, five calendar days after deposit in the U.S. mail and one calendar day after deposit with a reputable overnight courier service.

The address of each Company and Ares LP is:

2000 Avenue of the Stars
12th Floor
Los Angeles, California 90067
Facsimile:                                         (310) 201-4141
Attention:                                         Michael D. Weiner
E-Mail:                                                       weiner@aresmgmt.com

with copies (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Facsimile:                                       (310) 557-2193

Attention:                                         Michael A. Woronoff, Esq.

Jonathan Benloulou, Esq.

E-Mail:                                                       mworonoff@proskauer.com

jbenloulou@proskauer.com

The address for AREC is:

c/o ADIA Private Equities Department
P.O. Box 3600
Abu Dhabi, United Arab Emirates

Facsimile:                                         971 2 415 2614 or 971 2 415 2616
Attention:                                         Directors
E-Mail:                                                       Private.Equity@adia.ae, with copies to:
                                                                                                PED.Legal@adia.ae
                                                                                                Bodour.AlTamimi@adia.ae
                                                                                                Jerome.D’Algue@adia.ae

with copies (which shall not constitute notice) to:

Patton Boggs LLP
2550 M Street, NW
Washington, DC 20037

Facsimile:                                       (202) 457-6315

Attention:                                         Courtney Nowell, Esq.
E-Mail:                                                       cnowell@pattonboggs.com

The address for Alleghany is:

Alleghany Corporation

7 Times Square Tower

17th Floor

New York, New York 10036

Facsimile: (212) 759-3295

Attention: Christopher Dalrymple
Electronic Mail: cdalrymple@alleghany.com

with copies (which shall not constitute notice) to:

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

Facsimile:                                         (212) 728-8111

Attention:                                         Steven A. Seidman, Esq.

Laura L. Delanoy, Esq.

E-Mail:                                                       sseidman@willkie.com

ldelanoy@willkie.com

5.8                               Governing Law.

(a)                                 This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

(b)                                 Any dispute, claim or controversy of whatever nature directly or indirectly relating to or arising out of this Agreement, the termination or validity thereof, or any alleged breach thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Los Angeles, California before a panel of three arbitrators.  The arbitration shall be administered by JAMS/ENDISPUTE pursuant to its Comprehensive Arbitration Rules and Procedures.  The language of the arbitration shall be English.  Each party to such dispute shall be entitled to choose one arbitrator, and the chosen arbitrators shall choose the third arbitrator.  All arbitrators shall be chosen from the JAMS arbitration panel.  The arbitrators shall, in their award, allocate all of the costs of the arbitration (and the mediation, if applicable), including the fees of the arbitrators and the reasonable attorneys’ fees of the prevailing party, against the party who did not prevail.   The award in the arbitration shall be final and binding.  The arbitration shall be governed by the federal arbitration act, 9 U.S.C. §§1—16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.  This arbitration clause shall not preclude any party from obtaining provisional relief or interim measures of protection, including injunctive relief, from a court of appropriate jurisdiction to protect its rights under this Agreement.  Each party agrees and consents to the personal jurisdiction, service of process and exclusive venue in any federal or state court within the State of California, County of Los Angeles, in connection with any Proceeding brought in connection with a request for any such provisional relief or interim measures of protection, and in connection with any action to enforce this arbitration clause or an award in arbitration and agrees not to assert, by way of motion, as a defense or otherwise, that any action brought in any such court should be dismissed on grounds of forum non coveniens.  Each party to this Agreement consents to mailing of process or other papers in connection with any such arbitration or action by certified mail in the manner and to the addresses provided in Section 5.7.  The parties hereto agree that irreparable damage may occur if any provision of this Agreement were not performed in accordance with the terms hereof or thereof and that the parties shall be entitled to seek an injunction to prevent breaches of this Agreement to enforce specifically the performance of the terms and provisions hereof or thereof in accordance with the provisions of this Section 5.8(b), in addition to any other remedy to which they are entitled at law or in equity. No party seeking relief under this Section 5.8(b) shall be required to post a bond or prove special damages.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the day and year first above written.

ARES OWNERS HOLDINGS L.P.

By: Ares Partners Holdco LLC, its General Partner

By:
Name:
Title:

ARES MANAGEMENT, L.P.

By: Ares Management GP LLC, its General Partner

By:
Name:
Title:

ARES MANAGEMENT GP LLC

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

AREC HOLDINGS LTD.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

ALLEGHANY INSURANCE HOLDINGS LLC

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Joinder Agreement

Reference is made to that certain Investor Rights Agreement (the “Agreement”) entered into as of [•], 2014, by and among (i) Ares Management, L.P, a Delaware limited partnership, (ii) Ares Management GP LLC, a Delaware limited partnership, (iii) Ares Owners Holdings L.P., a Delaware limited partnership, (iv) AREC Holdings Ltd., a Cayman exempted corporation, (v) Alleghany Insurance Holdings LLC, a Delaware limited liability company and (vi) the other persons party thereto.  Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement .

The undersigned hereby agrees, effective as of                                 , 20    , to become a party to the Agreement, and for all purposes of the Agreement, the undersigned shall be a Securityholder (as defined in the Agreement) and shall be bound by the terms and provisions of the Agreement to the same extent as the Transferor.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the day and year first above written.

By: